Exhibit 99.(m)(2)

Schedule A to the

Amended and Restated

Distribution and Shareholder Services Plan

Effective as of April 1, 2016

Name of Fund	Compensation*

Cavanal Hill Government Securities Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill Government Securities Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Government Securities Money Market Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Premier Shares +	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill U.S. Treasury Fund -Service Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Service Shares of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Premier Shares	Annual rate of fifty one-hundredths of one percent (.50%) of Premier Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Tax Free Money Market Fund -Administrative Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of Administrative Shares of Cavanal Hill Tax Free Money Market Fund’s average daily net assets.

Cavanal Hill Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill Active Core Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Active Core Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Active Core Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill Opportunistic Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill Opportunistic Fund’s average daily net assets.

Cavanal Hill World Energy Fund -A Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of A Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -C Shares	Annual rate of one percent (1%) of C Shares of Cavanal Hill World Energy Fund’s average daily net assets.

Cavanal Hill World Energy Fund -No Load Investor Shares	Annual rate of twenty-five one-hundredths of one percent (.25%) of No Load Investor Shares of Cavanal Hill World Energy Fund’s average daily net assets.

*	All fees are computed daily and paid monthly.

+	As of the Effective Date, these funds have not commenced operations. Until each such Fund commences operation, services will not be rendered and expense will not be incurred under this Plan.